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                                                                    EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the use of our report dated February 7, 1997 (except for Note 5 and the last paragraph of Note 6, for which the date is April 9, 1997, and the first paragraph of Note 3, for which the date is September 9, 1997), in the Registration Statement Amendment No. 1 (Form S-4 No. 333-42037) and related Prospectus of Source Media, Inc. for the registration of its 12% Senior Secured Notes due 2004, filed with the Securities Exchange Commission.


                                                               ERNST & YOUNG LLP

Dallas, Texas
February 11, 1998